UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2004

American Pacific Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8137	59-6490478

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada	89109

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 735-2200

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Item 5. Other Events and Regulation FD Disclosure.

     On March 12, 2004, American Pacific Corporation (the “Company”) announced via press release the resignation of the Company’s Executive Vice President and Chief Financial Officer, David N. Keys and the appointment of Seth Van Voorhees as its new Chief Financial Officer. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by American Pacific Corporation dated March 12, 2004 regarding the resignation of its Executive Vice President and Chief Financial Officer and appointment of its new Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PACIFIC CORPORATION

Dated: March 12, 2004	By:	/s/ John R. Gibson

John R. Gibson Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by American Pacific Corporation dated March 12, 2004 regarding the resignation of its Executive Vice President and Chief Financial Officer and appointment of its new Chief Financial Officer.